Q2

Q2 SOFTWARE, INC.
MASTER AGREEMENT

Legal Client Name	Old Glory Holding Company, A Delaware Corporation
Street Address	3350 Riverwood Parkway, Suite 1900
City, State and Zip	Atlanta, GA 30339

Executive Contact	Charles Ogilvie	**Billing Contact**	Charles Ogilvie
Title	Chief Revenue Officer	**Title**	Chief Revenue Officer
Phone	404-579-1007	**Phone**	404-579-1007
E-mail	cwogilvie@oldglorybank.com	**E-mail**	cwogilvie@oldglorybank.com
Mailing Address	3350 Riverwood Parkway, Suite 1900	**Mailing Address**	3350 Riverwood Parkway, Suite 1900
City, State and Zip	Atlanta, GA 30339	**City, State and Zip**	Atlanta, GA 30339

This Master Agreement is made by and between Q2 Software, Inc., a Delaware corporation having a place of business at 10355 Pecan Park Blvd, Austin, TX 78729 ("**Q2**") and the party designated above as Legal Client Name ("**Client**") and is effective on countersignature by an officer of Q2 below (the "**Effective Date**"). This Master Agreement and any related Sales Orders, exhibits, and/or addenda thereto (collectively, "**Addenda**"), executed by the parties under this Master Agreement, all of which are incorporated herein by reference, are the complete agreement between the parties (the "**Agreement**").

In consideration of the mutual covenants made and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Q2 and Client hereby agree to the terms hereof. The parties intend and agree that a photocopy, facsimile or electronic transmission of a manually or digitally signed document (including this Agreement) shall be treated as an original, and shall be deemed to be as binding, valid, genuine, and authentic as an original document for all purposes.

AGREED AND ACCEPTED:

Q2 Software, Inc.	**Old Glory Holding Company, A Delaware Corporation**
DocuSigned by: David Synstegard 30322D9961574CA...	DocuSigned by: Mike Ring 75A22976C19D4C8...
Signature	Signature
David Synstegard	Mike Ring
Printed Name	Printed Name
Chief Accounting Officer	President and CEO
Title	Title
6/1/2022	5/31/2022
Date	Date

Q2

Terms and Conditions

Definitions

"Affiliate" means, with respect to a party, any business entity now or hereafter controlled by, controlling or under common control with such party. For purposes of this definition, control exists when an entity owns or controls directly or indirectly greater than fifty percent (50%) of the outstanding equity representing the right to vote for the election of directors or other managing authority of another entity.

"Client Law" means Law which is applicable to Client's and/or any of its Affiliate's receipt and/or use of the Q2 Services and Laws applicable to the business of the Client and/or any of its Affiliates.

"Client Data" means Client's data that is transferred, stored, collected, transmitted, received, or processed by or through the Q2 Services. Client Data does not include any aggregated, anonymized and de-identified data.

"Confidential Information" means any information disclosed by a party (**"Disclosing Party"**) to the other party (**"Receiving Party"**) which, (i) if in written, graphic, machine readable, or other tangible form, is marked as "Confidential" or "Proprietary," or (ii) if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential. The parties acknowledge that Confidential Information additionally includes the Q2 Services, Documentation, Client Data, and both parties' financial data, prices, and product roadmaps.

"Critical Contractor" includes Third Party Providers and any Q2 Subcontractor or such Q2 Subcontractor's personnel who may use or otherwise have access to Client's Confidential Information, Client's infrastructure, Client Data, or Client's instance of the Q2 Services, or any portion thereof.

"Documentation" means Q2's then-current user manuals, reference manuals, guides, implementation project plans, Statements of Work, and other written materials made generally available by Q2 to its Clients describing proper use and functionality of the Q2 Services.

"Error" means a reproducible failure of the Q2 Services to substantially conform to the Documentation. Error does not include a failure of the Q2 Services caused by: (i) use of the Q2 Services other than as described in this Agreement or the Documentation; (ii) any hardware, network, or operating system change or malfunction relating to equipment other than equipment under the control of Q2; (iii) any interaction of the Q2 Services with systems, hardware, or software not authorized in writing by Q2 (including any customizations to otherwise authorized systems or software); or (iv) any modification to Client's systems interacting with the Q2 Services that is not authorized in writing by Q2.

"Fees" mean the fees set forth in a Sales Order.

"Intellectual Property Rights" means any patent rights (including the exclusive right to make, use, and sell), copyright rights (including the right to use, reproduce, modify, distribute, publicly display, and publicly perform the copyrighted work), trademark rights (including trademark, trade names, service marks, and trade dress), trade secrets, know-how, rights of publicity, rights of privacy, moral rights, goodwill and any other similar rights or intangible assets recognized under any laws or international conventions and in any country or jurisdiction in the world, and all present and future registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing.

"Law" means any (i) national, state, local or other law or statute in any jurisdiction; (ii) rule or regulation issued by a Regulatory Body, and (iii) enforceable regulatory guidance.

"Q2 Professional Services" means deployment, implementation, consulting, training, and other similar services described in this Agreement, a Sales Order, or a Statement of Work.

"Q2 Services" shall mean the services (including Third Party Services if applicable), provided to Client and specified as Q2 Services in this Agreement or any Sales Order.

"Q2 Subcontractor" means a Q2 consultant or vendor (but excluding Third Party Providers), including their personnel, who performs, provides, or assists in delivering access to the Q2 Services pursuant to agreements with Q2.

"**Regulatory Body**" means any governmental authority (including courts) with jurisdiction over a party or any aspect of the Q2 Services.

"Sales Order" means any order that the parties enter into from time to time for Client's purchase of Q2 Services and/or Q2 Professional Services, and which specifies at a minimum the Q2 Service, Q2 Professional Service, applicable Fees and quantity. A Sales Order may include a Statement of Work which shall be a part of such Sales Order.

"Statement of Work" or "SOW" means a statement of work that describes some or all of the Q2 Professional Services to be performed by Q2.

"Third Party Services" are those portions of the Q2 Services resold to Client by Q2, provided by a third party (**"Third Party Providers"**), and identified as Third Party Services on a separate Sales Order.

Q2

1. General Terms

1.1 Term. This Agreement shall become effective and binding on the parties on the Effective Date and shall continue in effect as long as long as there is an active Addenda under this Agreement (the "**Term**").

1.2 Fees and Other Charges.

1.2.1 Payment Terms. Client shall pay the Fees to Q2 under the Agreement within fifteen (15) days of the date of an invoice. In the event Client disputes a Fee in good faith, Client shall pay the undisputed amount and may withhold the disputed amount until the dispute is resolved. The parties shall diligently proceed to resolve any disputed amount. An amount will be considered disputed in good faith if Client delivers a written statement to Q2 within thirty (30) days of Client's receipt of an invoice from Q2 describing in detail the basis of the dispute and the amount being withheld by Client. Such withholding shall not be a breach of contract or event of default and shall not subject Client to late fees, interest, or costs of collection.

1.2.2 Taxes. The Fees are exclusive of, and Client is responsible for paying to Q2, all existing and future applicable taxes levied or assessed by any governmental authority as a result of Client's purchase or use of the Q2 Services pursuant to this Agreement. Q2 shall itemize in detail any applicable taxes on an invoice to Client. Client shall not be responsible for any ad valorem, income, gross receipts, franchise, privilege, property, or occupational taxes applicable to Q2. If Client is tax exempt, Client shall provide Q2 a valid tax exemption certificate within thirty (30) days of the Effective Date.

1.2.3 Late Fee. Q2 may impose a late fee on any undisputed invoiced amounts not paid within the time frame described in a Sales Order in an amount equal to the lesser of one and one-half percent (1.5%) per month of such outstanding amounts or the highest rate allowed by Law.

1.2.4 Affiliates. Client shall identify each of its Affiliates in a Sales Order before such Affiliates have any rights under this Agreement. When an Affiliate ceases to be Client's Affiliate, Client must promptly notify Q2 of the change in status and the Affiliate must immediately stop exercising any rights under this Agreement. For each identified Affiliate, the following restrictions apply:

a. Affiliates must either sign an Affiliate agreement agreed to by the parties or Client agrees to be legally responsible for and indemnify Q2 for any loss arising out of an Affiliate's violation of the terms of this Agreement; and

b. Affiliates must be entire legal entities and not partial entities such as departments, divisions, or business units.

1.2.5 Hosted or On-Premise Q2 Services. The terms set forth in the following Hosting and Security Addendum shall apply to any hosted Q2 Services https://legal.q2ebanking.com/uploads/Q2_Hosting_Addendum_021321.pdf. The terms set forth in the following On-Premise Addendum shall apply to any on-premise Q2 Services https://legal.q2ebanking.com/uploads/Q2_OnPremise_Addendum_092120.pdf.

2. Confidential Information

2.1 Confidentiality. The Receiving Party will treat as confidential all Confidential Information of the Disclosing Party, will not use such Confidential Information except to fulfill the purpose of this Agreement and will not disclose such Confidential Information except to the Receiving Party's employees and subcontractors who specifically "need to know" such information and who are bound by obligations of confidentiality at least as restrictive as those set forth herein or to such other persons as the Disclosing Party may expressly authorize in writing. Without limiting the foregoing, the Receiving Party will use at least the same degree of care and security safeguards (and not less than a reasonable degree of care) it uses to prevent the unauthorized disclosure of the Confidential Information. The Receiving Party will promptly notify the Disclosing Party of any actual or suspected misuse or unauthorized disclosure of Confidential Information in the Receiving Party's possession, custody, or control. The parties acknowledge that this Agreement contains Confidential Information that may be considered proprietary by one or both of the parties and agree to limit the distribution of this Agreement to those individuals who have a need to know the contents including the Receiving Party's accountants, bankers, investors, attorneys, and others under a duty of confidentiality to the Receiving Party in connection with the information disclosed. If Client is, or is registering to become a publicly held company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, Client, prior to including this Agreement as an exhibit to any filing with the Securities Exchange Commission ("SEC"), if not prohibited by Law, must first provide Q2 with an opportunity to direct Client to redact Q2's Confidential Information included in this Agreement, and must seek to obtain confidential treatment of this Agreement from the SEC to the fullest extent available prior to filing. This Section 2 shall apply to Confidential Information until such time as an exception specified in Section 2.2 below first applies to the specific Confidential Information.

2.2 Exceptions. Confidential Information excludes information that: (i) the Receiving Party can show, via

documentation, was in the public domain at the time of disclosure or has entered the public domain without fault of the Receiving Party; (ii) was known to the Receiving Party without restriction of confidentiality at the time of disclosure; (iii) is disclosed with the prior written approval of the Disclosing Party; (iv) was independently developed by the Receiving Party without any use of the Confidential Information of the Disclosing Party; or (v) becomes known to the Receiving Party, without restriction of confidentiality, from a source other than the Disclosing Party, without breach of this Agreement by the Receiving Party. The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent such disclosure is required by applicable law or Regulatory Body, provided that Receiving Party provides notice to Disclosing Party prior to such disclosure (to the extent permitted by applicable law), and reasonably cooperates with Disclosing Party's efforts to obtain a protective order or otherwise protect or restrict such disclosure.

3. Compliance with Law

3.1 Q2 Compliance. Q2 will comply with Law applicable to Q2's business and performance of its obligations under this Agreement. In the event of a determination by a Regulatory Body that the Q2 Services violate any Law, Q2 may, (a) if Q2 is able to adequately address the violation, continue to provide or resume the applicable Q2 Service as soon as commercially reasonable following remediation or satisfaction of the violation or (b) if Q2 is not able to adequately address the violation, (i) replace the Q2 Service with a substantially similar Q2 Service or (ii) discontinue the affected Q2 Service. In the event Q2 discontinues the affected Q2 Service, Q2 shall provide Client a refund of any pre-paid but unused Fees for the affected Q2 Service as of the date of discontinuation. If the discontinuation of the Q2 Service as a result of the regulatory determination causes a material reduction in the functionality of the Q2 Services as a whole, Client may terminate this Agreement and Q2 shall provide Client with a refund of any pre-paid but unused Fees as of the date of termination provided that Client exercises its right to terminate within thirty (30) days of the discontinuation of the Q2 Service.

3.2 Client Compliance. Client will comply with Client Law applicable to Client's use of the Q2 Services, including but not limited to laws applicable to content provided by Client hereunder, activity occurring under end user accounts, data privacy, international communications, and the transmission of technical or personal data. Client acknowledges that it is Client's responsibility to ensure that the information and data provided by Client hereunder does not infringe the Intellectual Property Rights or other rights of Q2 or third parties.

4. Third Party Services

4.1 Changing or Terminating Third Party Services. Q2 reserves the right to change Third Party Providers upon sixty (60) days prior notice to Client provided that the Third Party Services shall not be materially diminished in quality or performance. Q2 may also cancel and cease to provide any Third Party Service with a minimum of sixty (60) days prior notification to Client at any time without liability to Client provided that Q2 shall either provide such services directly to Client or reasonably assist Client in identifying an alternative provider of the affected Third Party Service with whom Client may contract directly.

4.2 Third Party Services Fee Increases. Q2 may pass through any increase or changes in Fees from Third Party Providers upon sixty (60) days prior notice. In the event Q2 passes through an increase in Fees from the Third Party Provider, Client may cancel the affected Third Party Service by written notification to Q2 within thirty (30) days of the first invoice from Q2 reflecting such Fee increases.

4.3 Third Party Services Publicity. Client shall not use the Intellectual Property Rights of any Third Party Provider in any advertising, marketing, public statement, or trade display without the prior written approval of Q2 or the Third Party Provider.

5. Warranty

5.1 Performance Warranty. Q2 warrants that the Q2 Services will perform without Error and the Q2 Professional Services will be performed by qualified personnel in a professional, workmanlike manner consistent with the prevailing standards of the industry.

5.2 Exclusive Remedies. In the case of a breach of the warranties described above, Q2 will re-perform the applicable Q2 Services or Q2 Professional Services. If Q2 is unable to re-perform the applicable Q2 Services or Q2 Professional Services as warranted within ninety (90) days following Q2's receipt of written notification from Client, Client shall be entitled to terminate the affected Q2 Service or Q2 Professional Services and Q2 shall provide Client a refund of any pre-paid but unused Fees as of the date of termination. If termination of the affected Q2 Service or Q2 Professional Services materially affects the functionality of the Q2 Services as a whole, and Q2 receives notification from

Client within thirty (30) days of the termination of the affected Q2 Service or Q2 Professional Services, Client may terminate the entire Agreement in accordance with Section 7. The foregoing remedies are available to Client for warranty breaches that Client reports to Q2 in writing within thirty (30) days of the date Client became or should have become aware of the alleged breach. This Section sets forth Client's sole and exclusive remedies for any breach of the warranties provided herein.

5.3 Disclaimers and Exclusions. Neither Q2 nor any of its Third Party Providers warrant that the operation of the Q2 Services will be uninterrupted or free of defects or that all defects will be corrected, and except as expressly provided in this Agreement, Q2 will not be liable for any damages arising out of the use, or inability to use, the Q2 Services or Q2 Professional Services. Q2 does not warrant that the Q2 Services will operate in combination with other hardware, software, systems, or data not conforming to the written specifications provided by Q2. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, Q2 DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT, BY STATUTE OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

6. Intellectual Property

6.1 Ownership. All Client Data is and shall remain the property of Client, and Q2's right to use Client Data is limited to the use reasonably necessary for Q2 to perform its obligations hereunder, including compliance with applicable Law. Client acknowledges and agrees that, except as expressly set forth herein, Q2 and its licensors retain all right, title and interest in and to the Q2 Services, Q2 Professional Services, Documentation, and any code, portions of code, know-how, or techniques developed by Q2 pursuant to this Agreement, including, but not limited to any modifications, enhancements, fixes, versions, updates, upgrades or releases thereof. If Client suggests features, functionality, or performance ("***Feedback***") that Q2 subsequently incorporates into the Q2 Services or Q2 Professional Services, Client hereby grants Q2 a worldwide, non-restricted, non-exclusive, royalty-free, perpetual right and license to use such Feedback for Q2's commercial purposes, which license will survive termination of this Agreement. The Q2 name and logo and Q2 product names are trademarks of Q2 or third parties, and no right or license is granted to use them. Q2 and its affiliates have the sole rights to register the Documentation and Q2 Services names and logos for purposes of copyrights, trademarks, service marks, patents or otherwise. Client shall not remove any Intellectual Property Right notices from the Q2 Services.

6.2 Intellectual Property Indemnification. Q2 will defend Client from and against any third party claim that Client's use of the Q2 Services or Q2 Professional Services, as permitted herein directly infringes any U.S. Intellectual Property Rights of such third party (collectively an "**IP Claim**") and Q2 will indemnify Client against damages finally awarded by a court of competent jurisdiction or agreed to in settlement by Q2 attributable to an IP Claim. The foregoing is conditioned upon Client providing to Q2: (i) notice within ten (10) days of receipt of any such claim; (ii) control of the defense and/or settlement thereof; and (iii) full cooperation with Q2 and/or its designee in such defense and/or settlement. Further, Q2 may in its sole discretion, and in the event an injunction is entered by a court of competent jurisdiction enjoining the use of the Q2 Services or Q2 Professional Services, either procure the right for Client to continue using the applicable Q2 Service or Q2 Professional Service, or replace or modify the Q2 Service or Q2 Professional Service to make it non-infringing. If neither of the foregoing alternatives is reasonably available in Q2's sole judgment, Client will cease use of the applicable Q2 Service or Q2 Professional Services at Q2's written request and Client may terminate the affected Q2 Service or Q2 Professional Service. If the termination of the affected Q2 Service or Q2 Professional Service per this Section causes a material reduction in the functionality of the Q2 Services as a whole, Client may terminate this Agreement provided that Client exercises its right to terminate within thirty (30) days of the cessation of use of the affected Q2 Service or Q2 Professional Services. In the event of such termination, Q2 will provide a refund to Client any pre-paid but unused Fees paid hereunder for the applicable Q2 Services or Q2 Professional Services, if any, for the period following the date of termination. Q2 shall have no obligation hereunder for any IP Claim to the extent that such IP Claim could have been avoided but for Client's use of a combination of the Q2 Services with any software, equipment, technology, solutions or data (x) not provided by Q2; and (y) not approved or recommended in writing for use with the Q2 Services by Q2 (including any customizations to otherwise authorized systems, hardware or software). THE FOREGOING STATES THE ENTIRE OBLIGATION AND LIABILITY OF Q2, AND CLIENT'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE Q2 SERVICES OR Q2 PROFESSIONAL SERVICES ARISING OUT OF OR RELATED TO THIS AGREEMENT AND Q2'S PERFORMANCE HEREUNDER.

7. Termination

7.1 Termination by Q2. Q2 may terminate this Agreement, terminate access to the Q2 Services and Q2 Professional Services and declare all amounts which would become payable under this Agreement in the absence of termination to be immediately due and payable at any time in the event: (i) Client becomes insolvent, or a receiver or conservator shall be appointed with respect to Client; (ii) Client fails to pay any undisputed sum due Q2 within the time provided herein; or (iii) Client fails to materially perform any of its other covenants or obligations provided under this Agreement and such material failure is not cured within ninety (90) days from receipt of written notice from Q2 provided that Q2 exercises this right to terminate within ninety (90) days of Client notifying Q2 that Client is unable to cure such material breach.

7.2 Termination by Client. Client may terminate this Agreement (i) in accordance with Sections 3.1 (Q2 Compliance), and 6.2 (Intellectual Property Indemnification); (ii) as set forth in Section 5.2 provided that Client exercises its right to terminate within ninety (90) days of Q2 notifying Client that Q2 is unable to re-perform the Q2 Services or Q2 Professional Services as warranted; (iii) if a Regulatory Body directs Client to terminate this Agreement or a Sales Order, provided, that to the extent permitted by Law, Client will provide Q2 with prompt written notice of any such required termination, including supporting documentation specifying the reason for the required termination; or (iv) for Q2's material breach of Section 2 (Confidential Information) and, if curable, such material breach is not cured within ninety (90) days from receipt of written notice from Client provided that Client exercises the right to terminate within ninety (90) days of Q2 notifying Client that Q2 is unable to cure the material breach. If the Client terminates the Agreement for any reason other than for cause as set forth in this Section, all Fees which would otherwise be payable to Q2 under the Agreement, in the absence of termination, shall become immediately due and payable.

7.3 Effect of Termination. Upon termination of this Agreement or any Sales Order for any reason all rights and licenses that have been granted to Client under the Agreement or Sales Order as applicable shall terminate. Client will, at its expense, promptly return to Q2 or destroy all copies of the Documentation in Client's possession or control and destroy all copies contained on any hard drive or other fixed medium of storage. Sections 2, 5.3, 6, 7, 8, and 9 of this Agreement shall survive any termination or expiration of this Agreement.

8. Limitation of Liability

UNLESS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY HERETO, NOR ITS RESPECTIVE SUPPLIERS, SHALL BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF DATA, BUSINESS OR PROFITS, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT BASED ON BREACH OF WARRANTY, CONTRACT, OR NEGLIGENCE IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS OR SERVICES PROVIDED HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY'S LIABILITY FOR ACTUAL DAMAGES WILL NOT IN ANY EVENT EXCEED THE FEES PAID OR PAYABLE BY CLIENT HEREUNDER DURING THE TWELVE (12) MONTHS PRECEDING ACCRUAL OF THE UNDERLYING ALLEGED CLAIM. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY LIMITED REMEDY TO MEET ITS ESSENTIAL PURPOSE. **THE FOREGOING LIMITATIONS SHALL NOT LIMIT ANY OBLIGATION OF CLIENT TO PAY ANY FEES FOR THE Q2 SERVICES OTHERWISE DUE AND PAYABLE HEREUNDER.**

9. Miscellaneous

9.1 Insurance. Q2 will maintain during the entire Term, at its own expense, the types of insurance coverage specified below, on standard policy forms and with insurance companies with at least an A.M. Best Rating of A- VII authorized to do business in the jurisdictions where the Q2 Services are to be performed. Upon Client's request, Q2 agrees to provide Client a certificate(s) of insurance to demonstrate Q2's compliance with this Section. Q2 or its carriers will endeavor to provide Client thirty (30) days' prior written notice of any material modification or cancellation of such coverage. Q2 shall maintain at least the following coverages in accordance with this Section: (i) workers' compensation insurance prescribed by applicable local law, and employers liability insurance with limits not less than $1,000,000 per accident/per employee; (ii) business automobile liability covering all vehicles that Q2 owns, hires or leases with a limit of no less than $1,000,000 (combined single limit for bodily injury and property damage) for each accident; (iii) commercial general liability insurance with coverage for products liability, completed operations, property damage and bodily injury, including death, and personal injury, with a limit of no less than $1,000,000 for each occurrence and $2,000,000 in the aggregate; (iv) Professional liability errors & omissions policy (including cyber liability, litigation/regulatory liability, crisis management coverage, and third party notification and credit monitoring coverage) covering liabilities for financial loss resulting or arising from acts, errors or omissions in providing the Q2 Services in connection with this Agreement, including network security and privacy risks, with a limit of no less than $10,000,000 per occurrence and in the aggregate; (v) Crime policy with a limit of no less than $5,000,000 per

Q2

occurrence and in the aggregate; (vi) excess liability/umbrella coverage for commercial general liability, business auto with a limit of no less than $10,000,000 per occurrence and in the aggregate. Any insurance limits required herein may be achieved through the purchase of excess limit policies.

9.2 Q2 Subcontractors & Critical Contractors. As part of its annual due diligence obligations, Q2 shall implement, maintain, and follow a vendor management program consistent with industry practice in the financial services sector ("**VM Program**"). The VM Program shall require Q2 to review its Critical Contractors prior to entering into an agreement to provide services to Q2 and its clients, and thereafter at least on an annual basis, to verify that such Critical Contractor employs administrative, technical and procedural measures designed to protect the confidentiality and security of Client Data. Such review shall also include an assessment of the Critical Contractor's performance, financial condition, security posture and other relevant factors. If any Critical Contractor fails to meet the standards set forth in the VM Program, Q2 shall take prompt action, up to and including termination, to remediate such failure(s). Except as set forth herein or as otherwise specified in a Third Party Services Sales Order or Addenda, the use of any Critical Contractors or Q2 Subcontractors shall not release Q2 from any of its obligations under this Agreement, and subject to the terms herein, Q2 shall be liable for any Critical Contractor's or Q2 Subcontractor's acts and omissions.

9.3 Nondiscrimination and Equal Employment Opportunity. To the extent applicable to a party, each party will comply, and will cause its personnel to comply, with the requirements of the Equal Opportunity Clause including (i) 41 CFR 60-300.5(a) which prohibits discrimination against qualified protected veterans, and requires affirmative action to employ and advance in employment qualified protected veterans, and (ii) 41 CFR 60-741.5(a) which prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action to employ and advance in employment qualified individuals with disabilities.

9.4 Force Majeure. Neither party shall be liable to the other party if such party's performance under this Agreement is delayed or prevented by civil disorders, wars, acts of terrorism, strikes, labor disputes, fires, floods, acts of God, or any other causes not within its reasonable control and not caused by the fault or negligence of the affected party ("**Force Majeure**"). The party invoking this Section shall give prompt written notice to the other party and take all steps reasonably necessary to mitigate the effects of the Force Majeure event.

9.5 Governing Law; Venue. This Agreement shall be governed by the laws of the United States of America and by the laws of the State of Texas, without giving effect to principles of conflicts of law. In the event an action is brought by Q2 to enforce a claim arising out of or related to this Agreement, Q2 agrees that such an action will be brought in Cobb County, GA; provided, however, that Client agrees Q2 may bring an action arising out of Client's breach of its payment obligations provided in this Agreement in Travis County, Texas. In the event an action is brought by Client to enforce a claim arising out of or related to this Agreement, Client agrees that such an action will be brought in Travis County, Texas. Q2 irrevocably consents to the personal jurisdiction of the federal and state courts located in Cobb County, GA for the resolution of any action or claim related to this Agreement. Client irrevocably consents to the personal jurisdiction of the federal and state courts located in Travis County, Texas for the resolution of any action or claim related to this Agreement.

9.6 Attorney's Fees; Expenses. Except as otherwise provided herein, if any claim, suit or other proceeding is instituted to compel compliance with the provisions of this Agreement and/or to recover damages for the breach thereof, the prevailing party shall be entitled, in addition to any other remedies, to reimbursement of all reasonable expenses, including reasonable attorney's fees.

9.7 Non-Assignment. Neither party may transfer or assign this Agreement or any rights provided hereunder, in whole or in part, without the prior written consent of the other party, whether directly or indirectly, through merger (forward or reverse), reorganization, operation of law, or otherwise, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement in whole without the approval of the other party to: (a) an entity acquiring, directly or indirectly, a party through a change of control of such party; (b) an entity into which a party is being merged; or (c) an entity acquiring all or substantially all of a party's assets to which this Agreement relates. Assignment will only be effective if the acquirer or surviving entity agrees in writing to be bound by the terms and conditions of this Agreement.

9.8 Notices. Any written notice required or permitted to be given hereunder must be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile or electronic mail; or (iii) nationally recognized overnight courier service to the other party at the addresses listed below or to such other address or person as a party may designate in writing. Notices given hereunder shall be deemed to have been given on: (a) the date of personal delivery; (b) the date of delivery as documented by the confirmation; or (c) on the third business day after the date of mailing.

To Client at:

Old Glory Holding Company, A Delaware Corporation
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339

To Q2 at:

Q2 Software, Inc.
10355 Pecan Park Blvd
Austin, Texas 78729
Attn: General Counsel and Chief Compliance Officer

9.9 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, agreements, or understandings of any nature whether oral or in writing between the parties. This Agreement may be modified, amended, or supplemented only by a further writing executed by both parties.

9.10 No Third Party Beneficiaries. This Agreement confers no rights upon the employees, agents, or contractors of either party or upon any other legal person or legal entity of any kind.

9.11 Publicity. Upon Client's consent (i) Client agrees to be a reference and assist Q2 in responding to a reasonable number of inquiries from prospective customers, press and industry analysts; (ii) Q2 may include Client's name and logo in customer lists used for marketing purposes; and (iii) Q2 may issue a high-level press release announcing the relationship and the manner in which Client will use the Q2 Services.

9.12 Waiver. A waiver by either party of any default by the other party shall not be deemed to be a continuing waiver or a waiver of any other default or of any other provisions of this Agreement but shall apply solely to the instance to which the waiver is directed.

9.13 Limitation on Claims, Injunctive Relief. No lawsuit or other action may be brought by either party on any claim or controversy based on or arising in any way out of this Agreement after two (2) years from the date the party bringing the action becomes aware or through the exercise of reasonable diligence should have become aware of the occurrence allegedly giving rise to the action. Each of the parties recognize that the damages which will arise out of a breach of Section 2 of this Agreement are of a special, unique, and extraordinary character, and that monetary damages alone are an inadequate remedy. Either party may therefore seek specific performance, including injunctive relief, for a breach of Section 2 of this Agreement.

9.14 Authorization. Each party represents and warrants that the officer executing this Agreement on such party's behalf has been specifically authorized by the party to execute this Agreement.

9.15 Independent Contractor. Q2 is an independent contractor and service provider to Client. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment, or agency relationship between the parties. Under no circumstances shall Client be considered the employer of any Q2 personnel, nor shall Q2 have any right with respect to any employee of Client.

9.16 Headings. The headings of the sections of this Agreement are for convenience only and do not form a part hereof, and in no way limit, define, modify, interpret, or construe its meaning, scope, or intent.

9.17 Order of Precedence. The provisions of the various Agreement documents shall, to the extent possible, be interpreted so as to supplement each other and avoid any conflict between them. In the event of a conflict between these Terms and Conditions and the terms and conditions of any Addenda, the terms and conditions of such Addenda shall control, unless explicitly stated otherwise in the Addenda, and in that case the conflicting terms and conditions in such Addenda shall apply only to that Addenda.

9.18 Severability. Should any provision of this Agreement be held by a court to be unenforceable, such provision shall be modified by the court and interpreted so as to best accomplish the objectives of the original provision to the fullest extent of the law, and the remaining provisions of this Agreement shall remain in full force and effect. Moreover, this Agreement shall not be construed against either party as the author or drafter of the Agreement.

Q2

Master Sales Order
Digital Banking

Client Name:	Old Glory Holding Company, A Delaware Corporation	**Q2 Sales Manager:**	Alden Love
Deployment Type:	Q2 Data Center	**Billing Frequency:**	Monthly
Asset Size (if applicable):	$100 Million	**Core Vendor (if applicable):**	Fiserv - Cleartouch

This Master Sales Order ("***Sales Order***") is effective on the date of last signature below (the "***Effective Date***"), and is made by and between Q2 Software, Inc., a Delaware corporation having a place of business at 10355 Pecan Park Blvd, Austin, Texas 78729 ("***Q2***") and the party designated above ("***Client***"). On the Effective Date herein, this Sales Order shall become incorporated into and governed by the terms and conditions of the Master Agreement entered into by the parties (the "***Agreement***"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Sales Order and any additional Sales Orders, exhibits, amendments and/or addenda thereto that are subject to this Sales Order and executed by the parties are incorporated herein by reference.

SUMMARY OF BELOW FEES	ONE TIME FEES	MONTHLY FEES
Q2 Digital Banking Platform	[redacted]	[redacted]
Q2 Retail Solutions	[redacted]	[redacted]
Q2 Digital Acquisition Solutions	[redacted]	[redacted]
Third Party Services	[redacted]	[redacted]
TOTALS	[redacted]	[redacted]

Q2 DIGITAL BANKING PLATFORM	ONE TIME FEES	MONTHLY FEES
Premium Digital Banking Platform *Includes the following features:* - *Unified User Experience (UUX) Across Multiple Devices* - *Mobile App Support for Apple (iOS), Android and Apple Watch* - *Flexible Data Spaces within User Experience* - *Support for Multiple Authentication Methods Including Face ID & Touch ID* - *Group Management and Feature-on-Demand Access* - *Advanced Credential Stuffing Service* - *Blockchain Data Tokenization / Protection* - *Active/Active Disaster Recovery* - *Every Valuable Event (EVE) Extract* - *Standard Security Extract* - *OFAC Login Restriction Service* - *Q2 Console² and Co-Pilot Back Office Experience* - *Staging and Permanent Test Environments* - *ClickSWITCH – includes 25 Switches/month* o *Additional Switches billed at $25 per Switch* Additional Features and integration details are listed here	[redacted]	[redacted]
Enhanced Alerting - Batch	[redacted]	[redacted]

Q2 DIGITAL BANKING PLATFORM	ONE TIME FEES	MONTHLY FEES
Q2 SMART	[redacted]	[redacted]
CardSwap	[redacted]	[redacted]
Q2 Biller Direct	[redacted]	[redacted]
Caliper Developer (SDK)	[redacted]	[redacted]
Organizational Readiness Platform Launch	[redacted]	[redacted]
Q2mobile RDC Adapter - (Fiserv)	[redacted]	[redacted]
Q2 Patrol	[redacted]	[redacted]
Q2 Sentinel	[redacted]	[redacted]
Custom Development (RFQ-22373) Card Controls Integration – Desktop and Mobile (Fiserv Card Hub)	[redacted]	[redacted]
Custom Development (RFQ-22366) Develop custom form for Round Up for Charity - (Fiserv Clear Touch)	[redacted]	[redacted]
Premier Services Dedicated Resources (During Initial Project) - *Includes ½ FTE for 24 weeks (Program Mgr and Business Analyst)*	[redacted]	[redacted]
Premier Services Dedicated Resources (Ongoing) [4] - *Includes ½ FTE (Program Mgr and Business Analyst)*	[redacted]	[redacted]
Q2 Marketplace	[redacted]	[redacted]
SUBTOTAL	[redacted]	[redacted]
Less Discount	[redacted]	[redacted]
TOTAL	[redacted]	[redacted]

Note 4: The Q2 FTE's will conduct planning meetings each quarter with Client to determine the professional services to be performed in the following quarter.

INTEGRATIONS AND EXTENSIONS
Real Time Hybrid Interface to Core - (Fiserv - Cleartouch) - Integration to Core and Other Host Systems - Supported extensions and workflows are dependent on available core and middleware functionality and can include: o Payments and funds transfer options, o User updates (including profile and address changes) o User account recovery, o User enrollment and statement preferences. Specific scope for each extension and workflow is outlined in the Solutions Blueprint.
Interface to Check Reorder - (Harland Clarke)
Interface to Deposit Detail Image - (Fiserv Director)
Interface to Statement Image - (Fiserv Director)
Interface to Check Image - (Fiserv Director)

Q2 RETAIL SOLUTIONS	ONE TIME FEES	MONTHLY FEES
Consumer Banking – includes 100,000 Consumer End Users/month	[redacted]	[redacted]
Q2 Goals	[redacted]	[redacted]
SUBTOTAL	[redacted]	[redacted]
Less Discount	[redacted]	[redacted]
TOTAL	[redacted]	[redacted]

Q2 DIGITAL ACQUISITION SOLUTIONS	ONE TIME FEES	MONTHLY FEES
Q2 Gro Digital Sales Module Includes the following: *- Q2 Gro Platform and Administration Portal* *- Q2 Gro Digital Banking SAML SSO Adapter: Q2* *- Q2 Gro Digital Banking Enrollment Adapter: Q2* *- Q2 Gro Dedicated Cloud* *- Q2 Gro Deposits* *- Q2 Gro Checking* *- Q2 Gro Savings* *- Q2 Gro Certificate of Deposit* *- Q2 Gro Money Market* *- Q2 Gro Channel Support* *- Self-Service Web*	[redacted]	[redacted]
Q2 Gro Enterprise Extension	[redacted]	[redacted]
Q2 Gro Communicator	[redacted]	[redacted]
Q2 Gro Employee Assistant	[redacted]	[redacted]
Q2 Gro Funding Adapter #1 (Card and/or ACH) - (Magic Writer)	[redacted]	[redacted]
Q2 Gro KYC/Identity Adapter	[redacted]	[redacted]
Q2 Gro DDA Risk Adapter - (FIS Chex Qualifile)	[redacted]	[redacted]
Real Time Core Interface (Fiserv Cleartouch) RFQ 22381	[redacted]	[redacted]
SUBTOTAL	[redacted]	[redacted]
Less Discount	[redacted]	[redacted]
TOTAL	[redacted]	[redacted]

Q2

THIRD PARTY SERVICES	ONE TIME FEES	MONTHLY FEES
KYC - Socure	[redacted]	[redacted]
Q2 Discover	[redacted]	[redacted]
Q2 Plaid Instant Account Verification	[redacted]	[redacted]
Q2 Plaid Adapter - Enterprise	[redacted]	[redacted]
Consumer Bill Pay (iPay) – includes 5,000 Consumer Bill Payments per month	[redacted]	[redacted]
Q2 Contextual PFM (Aggregation Separate) – includes 100,000 CPFM Users per month	[redacted]	[redacted]
NYDIG bitcoin Buy, Sell, Hold	[redacted]	[redacted]
TOTAL	[redacted]	[redacted]

Excess Fees:

Q2 Services & Third Party Services	Units Included Per Month	Unit of Measure	Rate Per Excess Unit
CardSwap - Usage Fee	[redacted]	Transactions	[redacted]
Q2 Biller Direct - Transaction Fee	[redacted]	Biller Direct Transactions	See Table Below
ClickSWITCH(Platform) - Usage Fee	[redacted]	Switch	[redacted]
Identity Verification - Socure	[redacted]	Identity Verification	[redacted]
OFAC Fee - Socure	[redacted]	OFAC Check	[redacted]
Document Verification - Socure	[redacted]	Document Verification	[redacted]
KYC Reason Codes - Socure	[redacted]	KYC Reason Codes - Socure	[redacted]
Address riskScore & Address Reason Codes - Socure	[redacted]	Address riskScore & Address Reason Codes - Socure	[redacted]
Email riskScore & Email Reason Codes - Socure	[redacted]	Email riskScore & Email Reason Codes - Socure	[redacted]
Phone riskScore & Phone Reason Codes - Socure	[redacted]	Phone riskScore & Phone Reason Codes - Socure	[redacted]
AML Watchlist Standard & Reason Codes - Socure	[redacted]	AML Watchlist Standard & Reason Codes - Socure	[redacted]
AML Watchlist Premier & Reason Codes - Socure	[redacted]	AML Watchlist Premier & Reason Codes - Socure	[redacted]

Q2

Consumer Banking End Users	[redacted]	Consumer Banking End Users	See Table Below
Q2 Plaid Adapter - Authentications	[redacted]	Plaid Authorization	[redacted]
Q2 Plaid Adapter - Identifications	[redacted]	Plaid Identity	[redacted]
Consumer Bill Pay (iPay) - Retail Bill Payments	[redacted]	Retail Bill Payments	See Table Below
Consumer Bill Pay (iPay) - Stop and Reissue	[redacted]	Stop and Reissue	[redacted]
Consumer Bill Pay (iPay) - Overnight Delivery	[redacted]	Overnight Delivery	[redacted]
Consumer Bill Pay (iPay) - Annual Compliance Package	[redacted]	Annual Compliance Package	[redacted]
Consumer Bill Pay (iPay) - ACH Debit NSF	[redacted]	ACH Debit NSF	[redacted]
Q2 Contextual PFM (Aggregation Separate) - CPFM Users - Excess Contextual PFM Users	[redacted]	Contextual PFM Users	[redacted]
Q2 Contextual PFM (Aggregation Separate) - CPFM Users - Aggregation Users	[redacted]	Aggregation Users	See Table Below

Multi-Tier Pricing for Excess Fees	Lower Bound	Upper Bound	Unit Price
Consumer Banking End Users per month	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]		[redacted]
Biller Direct Transactions per month	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]		[redacted]
Q2 Contextual PFM (Aggregation Separate) – Aggregation User per month	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]		[redacted]

Multi-Tier Pricing for Excess Fees	Lower Bound	Upper Bound	Unit Price
Consumer Bill Pay Payments per month	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]	[redacted]
	[redacted]		[redacted]

Q2

Committed Growth for Consumer End Users:

Client agrees to annual growth in the committed number of monthly Consumer End Users, commencing at the beginning of Year 2 from the Commencement Date, as shown in the table below.

Year from Commencement Date	Total Monthly Minimum Committed Number of Consumer End Users	Incremental Monthly Fees for Consumer End Users
Year 2	[redacted]	[redacted]
Year 3+	[redacted]	[redacted]

Committed Growth for Contextual PFM Users:

Client agrees to annual growth in the committed number of monthly Contextual PFM Users, commencing at the beginning of Year 2 from the Commencement Date, as shown in the table below.

Year from Commencement Date	Total Monthly Minimum Committed Number of Contextual PFM Users	Incremental Monthly Fees for Contextual PFM Users
Year 2	[redacted]	[redacted]
Year 3	[redacted]	[redacted]
Year 4+	[redacted]	[redacted]

Committed Growth for Consumer Bill Pay Payments:

Client agrees to annual growth in the committed number of monthly Consumer Bill Pay Payments, commencing at the beginning of Year 2 from the Commencement Date, as shown in the table below.

Year from Commencement Date	Total Monthly Minimum Committed Number of Consumer Bill Pay Payments	Incremental Monthly Fees for Consumer Bill Pay Payments
Year 2	[redacted]	[redacted]
Year 3+	[redacted]	[redacted]

Term. This Sales Order shall become effective and binding on the parties on the Effective Date and shall continue in effect for a period of 84 months following the Q2 Services Commencement Date for Q2 Online Banking (as specified in the Commencement Date document referenced below) or such earlier date upon which this Sales Order or the Agreement is terminated in accordance with the Agreement (the **"Initial Term"**). This Sales Order shall thereafter automatically renew for additional periods of twenty-four (24) months (each such additional period a **"Renewal Term"**) unless either party provides written notice to the other of its intention not to renew this Sales Order at least one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term then in effect. The Initial Term and any Renewal Term shall collectively be referred to as the **"Term"**.

Annual Increase. Upon the third anniversary of the applicable Q2 Services Commencement Date, in addition to the Monthly Minimum Commitments in growth set forth above, the Fees for the Q2 Services shall be increased by an amount equal to [redacted]. The increase in Fees shall be calculated based on the minimum annual fee amounts stated in the Master Sales Order.

Q2

Additional Incentive. Provided that Client executes an Agreement and returns it to Q2 by May 31, 2022 with an initial term of not less than eighty-four (84) months, Q2 agrees to waive the first six (6) months of the base monthly annual subscription Fees (excluding Third Party Services) from the Commencement Date.

For any Q2 Service specific commencement date, please see the following link.
https://legal.q2ebanking.com/uploads/Q2_Services_Commencement_Dates.pdf

Q2 Services features and descriptions available at
https://legal.q2ebanking.com/uploads/Q2_SERVICES_FUNCTIONALITY_DESCRIPTIONS.pdf

Additional features of the Premium Digital Banking Platform

- *FI-Created User Experience Theme (Primary and Alternate)*
- *Multiple Language Support (requires purchase of Language Theme)*
- *Keyword and Natural Language Search throughout Application and Voice-Enabled Search on Mobile App*
- *Support for Multiple Authentication Methods Including Face ID, Touch ID, 4-Digit PIN, One-Time Challenge Code on both iOS and Android*
- *Alert and Notification Framework via Secure Message, e-mail, Telephone (Voice), SMS/Text and Push Notification*[1]
- *Interfaces to Supported Check/Deposit and Statement Imaging Archives with Opt-in/Out eStatement Selection*
- *Integrated Secure Messaging Platform*
- *ACH External Transfers to/from Other Financial Institutions with Micro-Deposit Account Verification*
- *Activity Center for Viewing and Managing Digitally Originated Transactions*
- *Branch and ATM Location Support with Integrated Mapping*
- *Unlimited upgrades that are made generally available at no additional*
- *VPN Protocol*
- *Standard End User Enrollment*
- *Training – Delivered Onsite and Online*
- *Secure Site Certificate*[2]
- *RTN Lookup*[3]
- *SWIFT/BIC Lookup*[3]

NOTE 1 – Includes unlimited SMS/Text messages and toll fees
NOTE 2 - The following features and functionality delivered as part of the Digital Banking Platform are Third Party Services:
- Secure Site Certificate (Symantec)
- Q2 Console (OKTA)

NOTE 3 - The following Business Solutions features, and functionality delivered are Third Party Services:
- RTN Lookup (Lyons)
- SWIFT/BIC Lookup (Accuity)

Q2 Services and Third Party Services are subject to the product specific terms available at
https://legal.q2ebanking.com/uploads/Q2_Product_Specific_Terms_and_Conditions.pdf

The following Service Level Agreement(s) shall apply to the Q2 Services herein.
https://legal.q2ebanking.com/uploads/Q2_Std_Svc_Levels_v12020.pdf

All implementation services, custom development, custom implementation and custom support services are subject to the Statement of Work available at
https://legal.q2ebanking.com/uploads/Q2_Standard_Platform_Implementation_SOW_042921.pdf

Milestones

The implementation project will be performed between the estimated kick-off date and the estimated go-live date. The implementation duration can range from six (6) to eight (8) months and can be broken down into five (5) different phases but could change based on scope. The specific phases and their duration are noted in the Solutions Blueprint document attached to this Sales Order and incorporated herein.

Q2 and Client agree to work collaboratively after the Agreement is fully executed to set specific implementation project milestone dates. The dates below are high level estimated dates meant to secure an implementation slot.

Q2

Estimated kickoff date: **June 2022**
Estimated Commencement Date: **November 2022**
Estimated go-live date: **January 2023**

As part of the implementation project for the Q2 Services, Q2 requires core connectivity a minimum of twenty two (22) weeks prior to the Commencement Date.

Project Details
Organizational Readiness

Scope of Work

In Scope

Initiation & Design Phase

Organizational Readiness Formal Kickoff

An introduction to the many critical aspects of planning, developing and deploying a successful product launch campaign including best practices for marketing/communication, staffing, infrastructure planning and product utilization.

Marketing & Communication Introduction
A high level overview of the packages licensed for use, key settings and entitlements by module and market as related to packages, a cause-and-effect impact of FI setup on downstream customer setup, key implementation and roll-out activities from a business and product perspective, and complete documentation of services and modules chosen or implemented by default.

- Suggested marketing channels available for customer communication
- Best practices for the timing of deployment of marketing materials according to the communication channels that will be utilized as part of the marketing program
- Identification of target markets, sales goals and ROI for attracting new customers

If the financial institution has already begun developing an internal & external marketing program, Q2 Advisory Services will review the plan and provide feedback.

Internal Staffing & Infrastructure Best Practices
A detailed discovery discussion and overview of recommendations for what is necessary to properly train and prepare the FI staff for the rollout and ongoing support of the end users within the product.

Analysis of the FI's current internal infrastructure including phone line structure and availability, hardware and network capabilities including best practices for how best to start accommodating each area for the upcoming live product rollout.

Configuration Phase
Marketing Material Development Best Practices
The application of what was learned during the Marketing Discovery Workshop and using the knowledge towards the creation of a communication deployment timeline including which communication channels will be utilized.
Review of the selected marketing channels and how best to utilize each for communication to the customers leading up to the live product launch.

Marketing & Communication Deployment Best Practices
Direct instruction applied to the deployment of the marketing materials that have been developed for the upcoming product launch.

- Matching customer profiles to a phased roll-out communication approach.

Contact Support Center Organizational Best Practices
A look into the FI's existing staff currently allocated towards the daily support of the Virtual Branch. Best practices for the preparation of the FI's staff according to the size and complexity of the product's end user base.

- Staffing level best practices according to migrating online banking user base
- Development of a multi-tiered contact support center for the support of the product launch
  - Tier 1 – Front line staff to accommodate basic incoming inquiries
  - Tier 2 – Team leads to answer Inquiries of mid-level complexity
  - Tier 3 – Subject Matter Experts (SMEs)

Application Testing Phase

Customer Categorization Strategies
Analysis of the FI's business and high visibility individual users. The Q2 Strategic Advisory Services group will detail how to leverage the Virtual Branch to best serve each of their individual needs.

- Development of Customer Categories according to the usage of online banking features
  - Basic Level Structure
  - Medium Level Structure
  - Complex Level Structure
- End User Segmentation - Mapping key modules/features to customer profiles
- Q2 Customer Groups – Best practices for the creation of Q2 Customer Groups to accommodate the categories of online banking users
  - Retail
  - Small to Mid-Size Business

Onsite Collaborative Product Testing
The Q2 Business Advisor will facilitate a two-day onsite engagement with the FI's testing team to maximize efficiency and working product knowledge.
Feature functionality testing to include the following:

- Account Details/History
- Secure Messaging
- End User Alerts
- Commercial Payments
- Funds Transfers
- User Management
- Third Party Interfaces**
- Electronic Statements
- Services
- User Preferences
- Corporate Banking (if applicable

**Includes functionality available at the time of the scheduled onsite engagement

Limited Production Deployment Advisory
Preparation and deployment strategies for the phased weekly rollout of the Online and Mobile Banking users during the Limited Production implementation phase

- Financial Institution Employees (those not involved with Application Testing)
- Friends & Family
- Complex Commercial & Treasury Customers

Limited Production Phase

Direct End User Product Training Sessions
Online & Mobile product functionality training for complex consumer, small business and treasury end users who are selected by the financial institution to be involved with the limited rollout of the online banking. Workshops may be conducted in the following formats to meet the specific needs of the financial institution:

- Onsite sessions to accommodate multiple customers in a group setting
- Onsite private sessions for complex commercial and treasury customers

- Remote sessions conducted via Web-Ex for individual or multiple customers

Supplemental Staff Product Training
Onsite product training for financial institution staff members. Sessions will be customized to focus directly on the needs of individual department representatives.
- Retail functionality
- Basic commercial functionality
- Treasury Management advanced entitlements (if applicable)
- Q2central

Risk Mitigation & Best Practices
Q2 Advisory Services will provide a baseline list of risks and manage the capture and mitigation actions of additional risk factors with FI project members as they are discovered throughout the timeline. Reporting will occur weekly and as needed to properly manage risk items.

Production Phase
Live Deployment Staffing Final Preparation
Final preparations for the readiness of the FI staff in anticipation of the live online & mobile product launch.
- Contact support center hours of operation have been confirmed (if extended)
- All contact center support representatives have been fully trained on the Online Banking product functionality
- Contact center support representatives have been provided with the necessary product support documentation
- Online & Mobile RDC enrollment internal procedures finalized
- Final product questions and concerns addressed

Internal Infrastructure Final Preparation
Confirmation of phone line availability and hardware & network capabilities leading up to the live product launch. The following will be verified:
- Incoming phone lines have been stress tested to a minimum of 3x normal capacity
- Contact support center phone line transition has been tested (Tier 1 through Tier 3)
- All contact center support representatives have been provided proper access to Q2 Central and can successfully log in
- Multiple browsers, tablets and mobile devices are available for troubleshooting customer inquires

Service Deliverables
Comprehensive End User Marketing Plan
- Recommended channels for communication
- Sample Materials for each channel
- Phased deployment guidelines

Targeted Staffing Plan
Employee coordination for application testing and limited production
Call center optimization for live product launch including
- Expected call volumes
- Recommended staffing levels

Limited production launch plan
Preparation and deployment strategy for the phased weekly rollout of the external FI users during the Limited Production implementation phase
Internal Infrastructure road map
Optimization plan for the following items in preparation for the live product launch
- Phone system capacity
- Internal Hardware and Network capacity

Collateral required to support product installation
Sample User agreements for products purchases
Call center reference documentation
- FAQs
- Frequently Encountered Issues
- Recommended Browser Settings

Q2

Commercial user categorization matrix

- Product plan for the maximum utilization of the Virtual Branch for each of the following business types
  - Sole proprietorships
  - Mid-sized businesses
  - Large multi-tiered corporations

Out of Scope

- Any consultation, analysis, reporting or other services not specifically described in the Scope of Work section above.

Statement of Work

Project #	Description
RFQ-22366	Develop custom form for Round Up for Charity - (Fiserv Clear Touch)

In Scope

1. Q2 will develop a new custom form to allow end users the ability to round up money from debit card transactions to a user-defined charity via online banking.
2. The custom form must be enabled/disabled at the Group level as a new "preference" by any CSR with the authority to "Manage Groups" within Q2central.
3. Upon selection of the navigation menu, Q2 will direct the end user to the custom form.
4. The form will include Client-provided fields such as:
   a. Account Number (drop-down based on eligible account type)
   b. Charity Name (free form)
   c. 501C3 Number (free form)
5. Upon submission of the custom form, Q2 will create a Secure Message to include:
   a. UserID submitting the form
   b. Customer Name associate with the UserID
   c. Information provided in the custom form
6. Q2 will display a message to the end user via the custom form indicating that the information has been submitted.
7. Q2 will deliver the Secure Messages to the Client via Q2central to a Client-designated Message Group.
8. The Client shall provide the following two (2) weeks prior to the beginning of development:
   a. Navigation menu label and form (page) name
   b. Any success or error messages
   c. Terms & Conditions
   d. Verbiage a to display on the custom form
   e. Eligible product types
   f. Charity information to collect (e.g., Name, Address, 501C3 Number, etc.)
   g. User information to include in the Secure Message (e.g., UserID, First Name, Last Name, etc.) in addition to the information collected via the custom form)
   h. CSR Secure Message Group
   i. Test Users

Out of Scope

1. Additional work not defined in the Scope of Work.
2. Ability to report on information provided on the custom form.
3. Storing information provided on the form in the Q2 database.
4. Integration with a third-party vendor including the core.
5. Performing this functionality via Q2voice.
6. Any modification to the Q2 core product.
7. The introduction of any custom code may have an impact on the system performance.

Q2

Milestones

1. Once signed, the project request will be delivered to Q2 project team for slotting. The project will be scheduled in one of the team's upcoming two-week sprints.
2. Once the assigned sprint begins, the assigned Q2 resource will begin coding. As long as any questions or clarifications needed are returned to the resource in a timely manner, the request will be delivered to the Q2 Project Manager for validation and delivery to the Client.

Q2

Statement of Work	
Project #	**Description**
RFQ-22373	Card Controls Integration – Desktop and Mobile (Fiserv Card Hub)

In Scope

Linked App Approach to Fiserv CardHub:

1. Q2 shall develop an integration to the Fiserv CardHub with Q2 Mobile Banking App that allows end users access to the CardHub App for debit and/or credit cards management via the Q2 Mobile App. Note: Q2 Mobile must be installed for this functionality.
2. The CardHub App will be made available in the navigation menu of the Client's mobile banking app. The Client shall control what Groups may access the form via Q2central.
3. Upon selection of the CardHub App navigation link, if the CardHub App is installed already, the Q2 Mobile App would launch the CardHub App to enable sign-on for CardHub.
   a. Owned by Fiserv: First-time users will be shown a splash screen with benefits of the CardHub App and a link to the app store to install the CardHub App. If the CardHub App is already installed, the CardHub App will launch automatically.
   b. Owned by Fiserv: When the first-time user selects the link on the splash screen, the user will be re-directed to the app store to install and open the CardHub App.
4. If the user selects to sign in to the CardHub App, the user will be redirected to the Q2 Mobile App for authentication and brought back to the CardHub App automatically.
5. Q2 will perform a call to the server to create an CardHub session and register users. Note: This step is required for first-time users.
   a. Q2 will allow the App Server to connect and communicate with the CardHub Backend Server.
   b. CardHub must publish a Card Control Card App for each Client using the CardHub App.
   c. Q2 must create a sessionID via CREATE_SESSION API call to invoke the CardHub App.
   d. The workflow to Fiserv is PCI compliant since Q2 is not sending card data to Fiserv.
   e. Q2 will send the user's Bank Account Number and Tax ID (e.g., SSN, ITIN) and Fiserv will pre-load the user's card(s) as follows:
      i. Owned by Fiserv: For credit cards, if the user's Tax ID (e.g., SSN, ITIN, etc.) is primary on a credit card account, then all credit cards associated with that Tax ID will be pre-loaded by Fiserv. If the provided Tax ID is not the primary on the credit cards, then only the respective credit card will be pre-loaded. CardHub is responsible for obtaining the end users cards.
      ii. Owned by Fiserv: For debit cards, if any debit card matches the provided Tax ID, then the debit card(s) will be pre-loaded.
      iii. Solution dependent on the host sending the Tax ID to the EPOC upon creating the card records to support this functionality.
6. Returning users will navigate seamlessly without any additional steps to the CardHub App upon selecting the CardHub App in the Q2 Mobile navigation menu.
7. CardHub is responsible for delivering all alerts, including Push Notifications.
8. Q2 shall reference the Fiserv specifications "CardHub Solution Integration Guide" Document Version 1.4.3, dated November 18, 2021.
9. The Client shall provide the following two (2) weeks prior to the beginning of development:
   a. Any data necessary to initiate the CardHub App request including, but not limited to, the following Entry Criteria prior to development; fiToken, appToken, deviceUniqueId (Note: All Client data provided to the third-party vendor must be available data within the Q2 database.)
   b. Any required signing certificate(s)
   c. Universal Link URL provided by CardHub by Fiserv to be passed to the CardHub App
   d. Test accounts

Q2

   e. An established relationship with Fiserv for CardHub
   f. CardHub App must be branded and ready before development starts
10. A Q2 Project Manager and Implementation Engineer will support the project during testing.
11. The Client is responsible for integration to the CardHub system. If CardHub by Fiserv requires a certification process, the Client is responsible for any costs incurred and Q2 will not be held liable for any delays in the completion of this project.

Web-Based SSO to Fiserv CardHub:

1. Q2 shall develop and configure a new Single Sign-On (SSO) interface to Fiserv CardHub Web allowing end users the ability to manage their debit and credit cards via their desktop and tablet in Online Banking.
   a. The workflow to Fiserv is PCI compliant since Q2 is not sending card data to Fiserv.
   b. Q2 will send the user's Bank Account Number and Tax ID (e.g., SSN, ITIN) and Fiserv will pre-load the user's card(s) as follows:
      i. Owned by Fiserv: For credit cards, if the user's Tax ID (e.g., SSN, ITIN, etc.) is primary on a credit card account, then all credit cards associated with that Tax ID will be pre-loaded by Fiserv. If the provided Tax ID is not the primary on the credit cards, then only the respective credit card will be pre-loaded. CardHub is responsible for obtaining the end users cards.
      ii. Owned by Fiserv: For debit cards, if any debit card matches the provided Tax ID, then the debit card(s) will be pre-loaded.
      iii. Solution dependent on the host sending the Tax ID to the EPOC upon creating the card records to support this functionality.
2. Returning users will navigate seamlessly without any additional steps to the SSO upon selecting the CardHub Web via the Online Banking navigation menu.
3. The Client shall provide the following two (2) weeks prior to the beginning of development:
   a. Any data point(s) necessary to initiate the SSO request (e.g., subscriberReferencedID, accountNum, accountType, last4CardNumber - Note: The information must be available in the Q2 database.
   b. SSO key
   c. Required URLs
   d. Credentials to access the SSO (e.g., Username, Password) - Note: The credentials must match the third-party vendor's credentials.
   e. Technical resource from the Client and third-party vendor as necessary
   f. Test accounts
   g. An established relationship with Fiserv for CardHub
   h. CardHub Web must be branded and ready before development starts
4. Q2 shall reference the Fiserv specifications "CardHub Solution Integration Guide" Document Version 1.4.3, dated November 18, 2021.
5. A Q2 Project Manager and Implementation Engineer will support the project during testing.
6. The Client is responsible for integration to the Fiserv CardHub Web system. If Fiserv requires a certification process, the Client is responsible for any costs incurred and Q2 will not be held liable for any delays in the completion of this project.

Out of Scope

1. Any work not defined in the Scope of Work.
2. Ability to access CardHub Card Controls via Q2 voice.
3. Ability to modify the CardHub splash page.
4. Q2 is not responsible for any card management features. Features are based on what CardHub provides.
5. Ability to use the full 16-digit card number as a Unique Identifier.
6. Vendor support of location-based controls and alerts via Web-Based SSO to Fiserv CardHub.
7. Populating any missing Social Security Number (SSN) or CIF for existing users in the Q2 database.
8. Q2 sending out an alert via Push Notification.
9. Any modifications to the Q2 core product.
10. The introduction of any custom code may have an impact on the system performance.

Q2

Milestones

1. Once signed, the project request will be delivered to Q2 project team for slotting. The project will be scheduled in one of the team's upcoming two-week sprints.
2. Once the assigned sprint begins, the assigned Q2 resource will begin coding. As long as any questions or clarifications needed are returned to the resource in a timely manner, the request will be delivered to the Q2 Project Manager for validation and delivery to the Client.

Statement of Work

Project #	Description
RFQ-22381	Real Time Core Interface (Fiserv Cleartouch)

In Scope

Standard Features

Product Types

Supported types of deposit products are determined by the contract between Q2 Gro and the financial institution:

- Savings
- Checking
- Money Market
- Certificate of Deposit (CD)

Product Features

The following table describes features of the Q2 Gro platform that are unique to certain product types. Note that all data mapped to the core is contingent upon support from the API, middleware, and banking core used by the financial institution.

Feature	Definition	Supported by default?
Reg E	Opt-In Option for the FI Reg E Overdraft Service for ATM and Everyday Debit Card Transactions The Gro workflow supports collecting an applicant's Opt-In to the FI's Reg E Overdraft Service for ATM and debit card transactions. The FI may specify the products where the option to Opt-In is applicable and the FI-specific disclosure language that is displayed with the Opt-In option. If the applicant selects to Opt-In, this flag is included in the data sent to the core when the account is opened.	Yes
Creation of debit and/or ATM card	The Card Creation call indicates whether a card is needed for the account for a given product and what type of card is needed (debit vs ATM). Note this action is not the end-to-end card ordering process, this action informs the core that a card is required for the account. Gro does not directly order the card.	Yes, if supported by the core and middleware
CD	Opens Certificate of Deposit accounts on the core. If supported by the core, also supports the following capabilities: • Sending selected CD terms to the core	If CDs are included in the contract

Q2

	• Consuming the maturity date returned by the core and presenting them to the applicant • Consuming the calculated interest rate returned by the core and presenting it to the applicant	

Customer-Level Data

The following table describes personally identifying information (PII) the Q2 Gro platform maps to the core. Note that all data mapped to the core is contingent upon support from the API, middleware, and banking core used by the financial institution.

Feature	Definition	Supported for Primary?	Supported for Joint?
Basic PII	For each applicant, the Q2 Gro application collects and maps the following fields to the core: • First, middle, and last name • Suffix • Date of birth • Email address • Physical address (line 1, line 2, city, state, ZIP) • Social security number (SSN)	Yes	Yes
Identification document information	Collection and submission to core of the following data points: • Document type (driver's license, passport, military ID, state ID) • ID number • Issuing entity • Issue date • Expiration date	Yes	Yes
Individual Tax Identification Number	The IRS commonly assigns an Individual Tax Identification Number (ITIN) to individuals in the United States who are subject to taxation but do not have an SSN, such as in the case of resident aliens. Q2 Gro collects either the applicant's ITIN or SSN in one application field and maps whichever it receives to the core.	Dependent on the financial institution's need	No
Mailing address	Including a mailing address application field for the primary applicant and mapping it to the core.	Yes	No
Mother's Maiden Name	Collection and submission of a data field for mother's maiden name for the primary applicant and submitting it to the core.	Yes	No
Phone	Q2 Gro collects a mobile phone number, using it for MMS verification and mapping it to the core.	Yes	No
Subject to Backup Withholding	Collection and submission of a flag that indicates whether the applicant is subject to backup withholding by the IRS.	Yes	No

Marketing Fields

Q2

The following table describes fields the financial institution can use for marketing and tracking purposes. Note that all data mapped to the core is contingent upon support from the API, middleware, and banking core used by the financial institution.

Feature	Definition	Supported by default?
Branch ID	The ID of the branch in which the account was opened.	Yes
Promo Code	A custom data field for tracking offers for the sake of analytics for financial institutions.	Yes
Seller ID	Q2 Gro supports a custom data field for tracking the party (such as a customer service representative) responsible for handling the account opening for the sake of analytics.	Yes

Application Features

The following table describes general features supported by the Q2 Gro application.

Feature	Definition	Supported by default?
Account number generation by core	Retrieves account numbers generated by the core. Note: It is a requirement that the core or the financial institution must generate the next-available account number and pass it back to Q2 Gro. Q2 Gro does not generate the next available account number.	Yes
Option for all caps or mixed case	Configuration for passing all core data as entered or converting data to use only capital letters before contacting the core.	Dependent on financial institution need
Submit existing customer to core (SAML/SSO)	SAML/SSO is a streamlined workflow for existing customer applicants who have already authenticated themselves in online banking. This workflow does not ask the applicant for additional PII. Adding accounts to existing person/relationship records within the core for a customer that is already authenticated using SAML/SSO.	Yes
Unauthenticated existing customer handling	When an existing customer applies in the unauthenticated workflow (i.e., they have not authenticated through online banking), the workflow calls the core to determine if the applicant is an existing customer. If they are, the financial institution has the option to configure the workflow either: • to add the accounts to the existing customer record, or • to refer the application	Yes

Core Assumptions

- Work estimates for a core integration are directional for budgeting and planning purposes. Such documents are neither statements of work (SOWs) nor do they represent contractual commitment.
- Estimates may change and be refined once the Core API documentation has been provided and during discovery.
- Core providers must provide a web API that returns real-time messages that Q2 can develop and test against.
- Core API documentation must contain:
  - sufficient details to enable a Q2 resource to define fields mappings,
  - message schemas definitions,
  - sample messages,
  - indication of which fields are required fields,
  - field type restrictions,
  - any other information required to establish both network-level and application-level connectivity through the API and receive actionable responses.

Q2

- Any data that is not explicitly defined as required by core specification for functionality used to create the customer record, account record, and relationships between them are outside the scope of the development effort.
- Financial institutions must provide functional and technical subject matter experts to answer ongoing questions and to assist in troubleshooting for the duration of the implementation project.
- The financial institution is responsible for engaging the vendor in a timely manner if the core is provided by a third party to answer questions and troubleshoot as needed. While working on core integrations there are many detailed questions and troubleshooting events that are time-sensitive and can impact development deadlines.
- Q2 performs development in phases using agile methodology, with each phase consisting of functional feature sets. As such, Q2 performs testing for each phase incrementally. The financial institution is responsible for user acceptance testing to verify incrementally released functionality. Caveats:
    - Core integration development uses agile but does not directly provide customer interface testing. During core integration development, Q2-led testing requires the financial institution to validate information submitted to the core in a timely and ongoing manner to confirm successful completion of features.
    - Development involves testing that requires the financial institution to validate information submitted to the core in a timely and ongoing manner to confirm successful completion of features throughout the development and implementation of the core adapter.

Out of Scope

The following services and deliverables were identified as out of scope and will not be delivered in this project:

- Changes to features or functionality not described in this change order.
- Any changes to Q2 Gro standard functionality
- While Q2 Gro does not support the items in the following table as part of the standard feature set, your Strategic Customer Success Analyst can advise on the enhancement request process.

Feature	Definition	Supported by default?
Employment	Collection and submission of a custom data field for employment status and submitting it to the core.	No, requires professional services
Occupancy	Collection and submission of a custom data field for occupancy status and submitting it to the core.	No, requires professional services
Special mapping of minor to the core	Custom information fields for applicants below the age of majority.	No, requires professional services

Milestones

- Once signed, the project request will be delivered to Q2 project team for slotting. The project will be scheduled in one of the team's upcoming two-week sprints.
- Once the assigned sprint begins, the assigned Q2 resources will begin analysis of the requirements and proceed with development. Provided that questions or clarifications needed are returned to the resource in a timely manner, the request will be delivered to the

Q2

Q2 Project Manager for validation and delivery to the Client.

Client Responsibilities

The Client retains shared responsibility for Project success, which includes the responsibilities outlined as follows:

- The Client will provide adequate internal IT and third-party resourcing to establish connectivity to the test core.
- Client will ensure that internal change control processes are cleared prior to Project kickoff. Inability to connect or conduct the testing due Client or third-party delay will require a Change Control Request and fees may be assessed. This includes delays due to whitelisting, firewall rules, or other network related changes or troubleshooting that cannot be navigated without Client interaction.
- Environment Readiness – The Client will validate core connectivity as well as interface application connectivity with core vendor prior to development start.
- Testing Phase – The Client will provide resources to test the system during the Project timeline. Ideally these individuals are subject matter experts for online banking and the core system. A single point of contact (lead tester or Client PM) should coordinate delivery of the findings and solutions provided by Q2.
- The Q2 Project will be closed at the resolution of any Q2 related issues. Client is responsible for working with any necessary 3rd parties to resolve issues outside of Q2's control. Q2 cannot diagnose customer network transport or core related issues. If additional Project time is needed due to 3rd party issues, additional fees may apply.
- Client will provide a primary Project Manager and IT Representative during the Project.
- Client will provide 3rd party technical contact for the duration of development.
- Client is responsible for providing the core integration specifications.
- Client will provide access to subject matter experts ("SMEs") and decision makers in a timely fashion.
- Client will commit Project sponsors and all necessary stakeholders and SMEs during the Project.
- Client will provide an executive sponsor to resolve escalated Project issues.
- Client will provide access to on-premises equipment and systems, as necessary.
- Client will make every effort to prepare their End Users for the changes associated with this Project.
- Client will provide access to any required third-party contacts and SMEs throughout the Project.
- Client will ensure any third party is responsive to Client and Q2 Project Managers, that the third party completes their tasks and responds in a timely manner within the Project timeline.
- Client will provide any requested data in the proper file format defined by Q2 in a timely manner.
- Client will complete and return all Project-related documentation in a timely manner.
- Client will provide testing resources according to Q2's requirements to validate the implementation of services defined in this SOW.

Q2 Responsibilities

- Q2 will assist the Client with testing the connection to the core system as follows:
- Q2 will allocate an Implementation Engineer to provision and configure a temporary test environment to connect to the client test (pre-production) core.
- Q2 has made every attempt to accurately estimate time required to successfully complete this SOW.
- Q2 will make every effort to test functionality impacted by the Q2 Services completed in this SOW, however, Client acknowledges that some aspects of testing can only be completed by Client and is the sole responsibility of Client.
- Q2 will provide a Project Manager and Implementation Engineer throughout the Project.
- Q2 will provide a Delivery Manager for Project oversight.
- Q2 will provide IT and networking resources as necessary to support the Q2 infrastructure.

Assumptions

- Project time estimates and associated fees quoted within this SOW are based on the following assumptions and responsibilities shown below. Client acknowledges all listed assumptions and

responsibilities and agrees that if Client does not comply with its responsibilities, if impediments or complications arise as a result of Client's failure to comply with its responsibilities, or if changes in scope are requested by Client, the length of the Project and associated Fees could be impacted. Q2 is not responsible for delays caused by Client, third parties or impacts to the Project created by other dependent work efforts with third parties.

- Upon future upgrades to the Q2 Services, Q2 shall provide modifications to the Q2 Services herein, at no additional charge, to provide the existing functionality. However, Client understands that Q2 may be required to make changes to a custom form workflow, if applicable, to be compatible with the upgrade architecture of future Q2 versions.

Change Control

- The Change Control process is required for (i) any work performed outside of the SOW, (ii) any rework of accepted deliverables and (iii) any investigative work to determine the impact of major change. Q2 and Client must execute a Change Control Request ("CCR") or amendment to the SOW signed by an authorized representative of each party prior to implementation of such changes. Q2 will not execute any billable effort beyond the initial SOW without prior approval via CCR. CCRs will need to be approved within three (3) business days upon receipt in order to avoid a halt of work on the engagement. Client agrees to pay the hourly rates for CCR work.
- Q2's standard hourly rate is the rate charged for work performed during normal business hours (8:00 a.m. through 5:00 p.m. Central Time, Monday through Friday). Expedited hourly rates are the rates charged for work performed outside of notification requirements specified by Q2.
- The Fees for this SOW are based on timely completion of Project milestones. Should any milestones slip due to actions of Client, and should this slip result in additional effort, Q2 and Client will execute a CCR for additional hours in support of the scope and deliverables contained herein.
- An additional one-time charge of $5,000 will apply for Commencement Dates which occur one business day prior to and all days during any standard Federal Reserve Bank Holidays.
- Client is responsible for all third-party fees.
- Client is responsible for all reasonable travel and miscellaneous expenses incurred by Q2.

Q2

DEPOSIT SCHEDULE

Deposit includes: All One Time Fees ($372,800) due upon Effective Date

Except for the Deposit, the Fees will be invoiced Monthly in advance beginning on the applicable Commencement Date. Any usage Fees will be invoiced monthly in arrears as incurred.

Please remit via wire transfer according to the following wire instructions:

Wire Instructions	
Account Name:	Q2 Software, Inc.
Company Address:	10355 Pecan Park Blvd, Austin, Texas 78729
Company Phone Number:	512-275-0072
ABA Routing Number:	121000248
Checking Account Number:	4977067685
Bank Name:	Wells Fargo Bank, N.A.
Bank Address:	San Francisco, CA

AGREED AND ACCEPTED:

Q2 Software, Inc.

DocuSigned by:
David Synstegard
30322D9961574CA...
Signature

David Synstegard
Printed Name

Chief Accounting Officer
Title

6/1/2022
Date

Old Glory Holding Company, A [illegible] poration

DocuSigned by:
Mike Ring
75A22976C19D4C8...
Signature

Mike Ring
Printed Name

President and CEO
Title

5/31/2022
Date

DS
MR

SOLUTIONS BLUEPRINT

Old Glory Holding Company, A Delaware Corporation

The Solutions Blueprint is the result of scope definition sessions with Q2 and the Client. The Solutions Blueprint has been broken into multiple sections.

- Q2 Services Scope – Defines the Project in terms of the Q2 Services to be implemented. Those items identified as In Scope will be implemented those identified as Out of Scope will not be implemented as a part of the Project.
- Integration Information – Defines in detail the integration points that are In Scope for this Project. The type of integration effort required (API/SSO/DSO) is also defined as well as other relevant items that aid in the scoping effort of the Project.
- Project Parameters – Defines the Q2 standard for an implementation and what the Client has requested. Deviations from the standard will affect the amount of resources needed and may affect the timeline of the Project.
- Configuration and Conversion Considerations – Defines high level configuration choices that can have an effect on the amount of resources needed and timeline required to implement the Project.

Services Scope

Solution Line Items contained in this section are generally available in the latest software version. Some items are core dependent.

Account Opening		
Solution Line Item	**In Scope**	**Comments**
Retail Account Opening (Q2 Gro)	Yes	Fiserv Cleartouch Adapter
Employee Assistant	Yes	
Digital Banking SAML SSO	Yes	For existing customers opening additional accounts
Loans	No	
Gro Communicator	Yes	
KYC	Yes	Socure
Funding	Yes	Magicwriter
Plaid ACH Funding Verification - Reseller	Yes	
Plaid ACH Funding Verification - Integration	No	
Multilingual	No	May consider in future phase
Commercial Sales Enablement	No	
Business Account Opening (BAO)	No	
Third Party New Account/Sub Account Opening	No	

Treasury Onboarding		
Solution Line Item	**In Scope**	**Comments**
Treasury Onboarding	No	

Online Banking		
Solution Line Item	**In Scope**	**Comments**
Premium Digital Banking Platform	Yes	
Consumer Banking Package	Yes	Est. No of Users: 100-500k
Micro Business Package	No	Est. No of Users:
Small Business & Professional Package	No	Est. No of Companies:
Commercial Banking Package	No	Est. No of Companies:

Enrollments		
Solution Line Item	**In Scope**	**Comments**
End-to-End Auto Enrollment (Retail)	Yes	Core Extension Package - Fiserv Cleartouch
Basic Business Enrollment	No	

Enrollments		
Solution Line Item	**In Scope**	**Comments**
Business Enrollment	No	
Business End to End Auto Enrollment	No	

Dashboard (Home Page)		
Solution Line Item	**In Scope**	**Comments**
Q2 Goals	Yes	
Savvy Money	No	May consider in future phase
NYDIG (Bitcoin Buy, Sell, Hold)	Yes	
Receipt Capture Management - Sensibill	No	
ClickSWITCH	Yes	
Card switching	Yes	

Personal Financial Management		
Solution Line Item	**In Scope**	**Comments**
Q2 Contextual PFM	Yes	
Other PFM Provider	No	

Transactions		
Solution Line Item	**In Scope**	**Comments**
Consumer Bill Payment - Integration	No	
Consumer Bill Payment - Reseller	Yes	Ipay
Business Bill Payment - Integration	No	Micro-Business and Business & Professional users with user-based entitlements can be enrolled in Business Bill Pay only. This excludes role-based entitlements and excludes Retail Bill Pay for business users.
Business Bill Payment - Reseller	No	Micro-Business and Business & Professional users with user-based entitlements can be enrolled in Business Bill Pay only. This excludes role-based entitlements and excludes Retail Bill Pay for business users.
Automated Account Verification with Plaid	Yes	
P2P	No	Neural Payments through Partner Accelerator
Card Swap	Yes	
Q2 Biller Direct	Yes	
Interface to Intuit	No	
Intuit Reseller	No	
Intuit OFX Conversion Services	No	

Debit Card Controls		
Solution Line Item	**In Scope**	**Comments**
Debit Card Controls	Yes	Fiserv Cardhub / Fiserv Cleartouch Specific integration features are dependent on Card processor capabilities DEFINE AVAILABLE CALL - ENABLE/DISABLE, PIN RESET, PIN CREATE, ISSUE (PLASTIC - DIRECT VIA CPI), INSTANT ISSUE/DIGITAL CARD PROVISIONING/PAN DISPLAY (Step-up)

Credit Card Controls		
Solution Line Item	**In Scope**	**Comments**
Credit Card Controls	No	Specific integration features are dependent on Card processor capabilities

Additional Platform Services		
Solution Line Item	**In Scope**	**Comments**
mRDC - Interface only	Yes	Fiserv SCO
mRDC - Reseller with Interface	No	
Desktop Remote Deposit Capture (RDC)	No	
Marketplace	Yes	

Settings		
Solution Line Item	**In Scope**	**Comments**
Enhanced Alerts	Yes	
Trusteer Theme	No	
UUX Additional Theme	Yes	
Spanish Online Banking Theme	No	
Voice Banking	No	
Conversational Banking	No	
Spanish Voice Banking	No	

Back Office		
Solution Line Item	**In Scope**	**Comments**
HDX for Salesforce	No	
Caliper Developer (SDK)	Yes	
Caliper Apprentice (SDK)	No	
Quarterly User Purge	No	

Project Services		
Solution Line Item	**In Scope**	**Comments**
Consumer Data Migration from Legacy Provider	Yes	FundsXpress
Commerical Data Migration from Legacy Provider	No	
Advisory Services	Yes	Org Readiness

Marketing and Education		
Solution Line Item	**In Scope**	**Comments**
Q2 Discover	Yes	
Q2 Smart	Yes	
Smart Surveys	No	

Security and Fraud		
Solution Line Item	**In Scope**	**Comments**
Q2 Sentinel	Yes	
Q2 Patrol	Yes	
Token (Symantec)	No	
Detect Monitoring Service (Easy Solutions)	No	
Compromised Card Monitoring (Easy Solutions)	No	
Detect Safe Browsing - Mobile (Easy Solutions)	No	
Detect Safe Browsing - Clientless (Easy Solutions)	No	

Centrix DTS		
Solution Line Item	**In Scope**	**Comments**
Centrix DTS	No	
Fraud Alerts Module	No	
Nightly Extract Module	No	
Online Signature Capture For Dispute Forms	No	
Real Time Core Interface	No	
Card Processor Interface	No	
Multiple Core/Card Processor Module	No	Typically used when credit card transactions come from different system than the core (DDA/Savings) transactions.
DTS Hosted Test Environment	No	

Centrix PIQS		
Solution Line Item	**In Scope**	**Comments**
Centrix PIQS	No	
Automated Reporting Module	No	
Risk Review Worksheet	No	
Transaction Management Module	No	
PIQS Hosted Test Environment	No	

Centrix Exact TMS		
Solution Line Item	**In Scope**	**Comments**
Positive Pay	No	
Check Payee Match	No	
Auto Processing for Issued Files	No	
Auto Account Recon Delivery Module	No	
Transaction Extract - Online	No	
Transaction Extract - Batch	No	
Teller Interface	No	
Daily Batch Extract for 3rd party recon or Teller	No	
Text Messaging	No	
Nightly Data Extracts Module	No	
Self-Guided Demo Site	No	
Hosted Test Environment	No	
ARS - ACH Returns Notifications, EDI Translations, and ACH Transaction Reporting	No	
Automated ARS Batch Deliver Module	No	

Additional Enhancements		
Solution Line Item	**In Scope**	**Comments**
Additional Enhancements	Yes	Round Enrollment Form with savings or charity option delivered through secure message
Additional Enhancements	Yes	Premier Services

Integration Information

Standard integration points will require a Q2 Service in the Pricing Schedule. Custom integration points will require custom development Q2 Services listed in the Pricing Schedule.

Solution Line Item	Vendor / Product	In Scope	Integration Type	Integration Method	Comments
Core/Middleware	Fiserv Cleartouch	Yes	Standard	API	
Closed Account Process - Standard	Fiserv Cleartouch	Yes	Standard	Flat File	
Closed Account Process - Custom		No	Custom	Flat File	Becomes custom when FI has use cases such as displaying closed account for a period of time, closing 3rd parties, etc. requires RFQ.
Product Change File - Standard	Fiserv Cleartouch	Yes	Standard	Flat File	Allows change of account #'s within the same product (checking to checking). Requires FI to provide the file.
Product Change File - Custom		No	Custom	Flat File	Changing account types across products, typically for Reg D (savings to checking).
Check Images Archive	Fiserv Director	Yes	Standard	API	
Deposit Items Archive	Fiserv Director	Yes	Standard	API	
eStatements	Fiserv Director	Yes	Standard	API	
Consumer Loan System - Origination		No			
Consumer Loan System - Servicing		No			
Commercial Loan System - Origination		No			
Commercial Loan System - Servicing		No			
Mortgage System - Origination		No			
Mortgage System - Servicing		No			

Solution Line Item	Vendor / Product	In Scope	Integration Type	Integration Method	Comments
Wire System		No			FEDWIRE via FEDLINE ADVANTAGE
ACH System (Back-office)		No			
Consumer Bill Pay (API and SSO)	Ipay	Yes	Standard	API	
Business Bill Pay		No			
Lock Box		No			
P2P	Neural Payments	No	Standard	API	
Token		No			
Check Reorder - Retail	TBD - Deluxe or Harland Clarke	Yes	Standard	SSO	
Check Reorder - Business		No			
mRDC	Fiserv SCO	Yes	Standard	API	
Corporate RDC		No			
Debit Card Controls	Fiserv Cardhub	Yes	Custom	API	
Debit Card Reward Balances		No			
Debit Card Reward Redemption		No			
Credit Card Balances and Balance Details		No			
Credit card Transactions		No			
Credit card Controls		No			
Credit Card Reward Balances		No			
Credit Card Reward Redemption		No			
Brokerage System		No			
Trust System		No			
Third Party Online Account Opening		No			
Identity Management System		No			
Web Chat		No			
Video Chat		No			
Survey Tool		No			

Solution Line Item	Vendor / Product	In Scope	Integration Type	Integration Method	Comments
Account Opening	Q2 Gro	Yes	Standard	API	
Retail Account Opening	Q2 Gro	Yes	Standard	API	
Core Retail Adapter	Fiserv Cleartouch	Yes	Custom	API	
Web Services API (report)	Q2	Yes	Standard	API	In the event there a real time core connection is not viable, there is a web services API native to Retail Account opening that the FI can pull the data.
Risk Engine	Socure	Yes	Standard	API	
KYC					
KYC - Reseller	Socure	Yes	Standard	API	
Credit Bureau Adapter		No			
DDA Risk	Chexsystems Qualifile	Yes	Standard	API	
Funding	Magicwriter	Yes	Standard	API	
ACH	Magicwriter	Yes	Standard	API	
Credit and Debit Cards	Magicwriter	Yes	Standard	API	
ACH Funding Verification	Plaid	Yes	Standard	API	
Digital Banking Enrollment	Q2	Yes	Standard	API	
Digital Banking - SAML SSO	Q2	Yes	Standard	SSO	For existing customers to open account
Loan Origination System (LOS)		No			
Web Services API (report)		No	Standard	API	Gro does not have a batch option, but we do have a web services API that comes with the product that clients can leverage to create an export to their LOS.
Business Account Opening (BAO)		No			

Solution Line Item	Vendor / Product	In Scope	Integration Type	Integration Method	Comments
Core		No			
KYC		No			
KYB		No			
Treasury Onboarding		No			
UUX Enrollment		No	Standard	API	
UUX Inquiry (get customer/details)		No	Standard	API	
Q2 Console		No	Standard	SSO	
Docusign		No	Standard	API	

Enhancements

The RFQs in this section are Enhancements identified in Solution Line Items above.

Related Solution Line Item	RFQ#	RFQ Description
Debit Card Controls	RFQ-22373	Linked App Approach to Fiserv Card Hub--Mobile Web-Based SSO to Fiserv Card Hub--Desktop/Tablet
Additional Enhancements	RFQ-22366	Develop custom form for Round Up for Charity--Clear Touch--Secure Message
Debit Card Controls	RFQ-22373	Linked App Approach to Fiserv Card Hub--Mobile Web-Based SSO to Fiserv Card Hub--Desktop/Tablet
Core Retail Adapter	RFQ-22381	Q2 Gro

Project Parameters

Parameter	Standard	Client Need	Comments
Project Management Organization	In-house - Client	In-house - Client	
Testing (Outsourced/In house)	In-house - Client	In-house - Client	
Initiation	7-9 Weeks	7-9 Weeks	Q2 Project Planning Team starts the Project and begins the initiation phase. This is followed by the PM engagement and onsite kickoff week complete with a series of design workshops that build the Project framework and requirements.
FI Specific Test Cycles (QA, etc.)	Not Included	Not Included	
Test File Presented	1 Week	1 Week	Q2 configures the system with test files received from client.
Configuration	7-9 Weeks	7-9 Weeks	Q2 configures the Q2 OLB Service, performs testing, and facilitates an onsite configuration confirmation workshop.
Application Testing and Review	4-5 Weeks	4-5 Weeks	Client tests the system for acceptance and addresses any data file issues. Run in parallel to Integration Test.
FI Performance Test	Not Included	Not Included	
FI PEN/Security Test	Not Included	Not Included	
FI Certification Test	Not Included	Not Included	
Commencement Date Load/Performance Testing includes one set of migration files	3-5 Weeks	3-5 Weeks	Limited Production: Limited roll-out of the production environment to employees and strategically selected End Users. Enough volume to create training experiences for the contact center and determine additional exceptions and anomalies in the data.
Final Files presented	1 Week	1 Week	Q2 configures the system with the final files received from Client.
Go-Live Date	1 Week	1 Week	Production: Client selects to move the rest of End Users into the production environment.
Transition	3-4 Weeks	3-4 Weeks	Q2 Project Manager transitions this project to Q2 Support.

Configuration and Conversion Considerations

Parameter	Standard	Client Need	Comments
# of Environments	Production (1)	1	
Post Production Test Environment Required		Yes	
# of Themes	1	2	
# of Languages	1 (English)	1	
# of ACH Origination Numbers	1	1	
# of Wire Routing Numbers	1	1	
Co-Joint Core Conversion?		No	
Holding Company with Multiple Entities?		No	
How are accounts linked to the core (CIF, SSN, Member #, other?)		CIF	
Is the FI changing the account linking from the core as part of the project?		No	
Retail Conversion		Yes	
Convert from System		FundsXpress	
Are deconversion files in current Provider format?	Yes	Yes	
# of De-conversion test runs	2	2	
# of go-live conversion runs	2	2	
Commercial Conversion		No	
Convert from System		N/A	
Are deconversion files in current Provider format?	Yes	Yes	
# of De-conversion test runs	2	2	
# of go-live conversion runs	2	2	